                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ______

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:
                         [X] Preliminary Proxy Statement
                [ ] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Possis Medical, Inc.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                                [GRAPHIC OMITTED]



                          9055 Evergreen Boulevard N.W.
                        Minneapolis, Minnesota 55433-8003

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                December 9, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Possis Medical, Inc., a Minnesota corporation, will be held on Tuesday, December 9, 1997 at 4:00 p.m. at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402 for the following purposes:

     1.  To  elect  six  (6)  directors.

     2.  To  approve  an  amendment  to the
Corporation's 1992 Stock Compensation Plan providing for an increase in the number of authorized shares of the Corporation.

     3. To approve an amendment to the  Corporation's  Employee  Stock  Purchase
Plan.

     4. To ratify the selection of Deloitte & Touche LLP as independent certified public accountants for the Corporation. 6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All shareholders of record on the transfer books of the Corporation as of the close of business on Friday, October 17, 1997 will be entitled to vote at the meeting.

     Your attention is respectfully directed to the enclosed Proxy. Whether or not you intend to be present at the meeting, please complete, sign and return the Proxy in the enclosed envelope.

                                             By Order of the Board of Directors

                                             IRVING R. COLACCI
                                             Secretary

Dated: November 5, 1997

                                [GRAPHIC OMITTED]

                          9055 Evergreen Boulevard N.W.
                        Minneapolis, Minnesota 55433-8003

                                 PROXY STATEMENT

                     SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished to the Shareholders of Possis Medical, Inc. (the "Corporation"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on December 9, 1997 and any adjournments thereof. The enclosed Proxy is solicited by the Board of Directors of the Corporation. A person giving the enclosed Proxy has the power to revoke it at any time before the convening of the Annual Meeting. Revocation must be in writing, signed in exactly the same manner as the Proxy, and dated. Revocations of Proxy will be honored if received at the offices of the Corporation, addressed to the attention of Irving R. Colacci, Secretary, on or before December 8, 1997. In addition, on the day of the Meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting hall. Proxies not revoked will be voted in accordance with the choice specified by Shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein. If a Shareholder abstains from voting as to any matter, then the shares held by such Shareholder shall be deemed present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall not be deemed to be represented at the Meeting for purposes of calculating the vote for approval of such matter, but will be deemed to be present for purposes of determining the presence of a quorum.

     The Corporation will bear the cost of the solicitation of Proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to, and obtaining Proxies from, beneficial owners of the Corporation's Common Shares. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone, letter or facsimile. Proxies may be solicited by officers or other employees of the Corporation, who will receive no special compensation for their services. The Corporation's management intends to send this Proxy Statement and the enclosed Proxy to Shareholders commencing on approximately November 5, 1997.


                                  VOTING RIGHTS
     At October 17, 1997, 12,135,100 Common Shares, the only voting securities of the Corporation, were outstanding. Each Common Share is entitled to one vote. Shareholders are not entitled to cumulate their votes in the election of Directors. Only holders of Common Shares of record at the close of business on October 17, 1997 will be entitled to notice of and to vote at this Annual Meeting of Shareholders.

                             COMMON STOCK OWNERSHIP

     The following table sets forth the beneficial holdings as of October 17, 1997, of each Director and Named Executive Officer (as defined under the heading "Executive Compensation") and all Directors and Executive Officers as a group. The Corporation is aware of no person who beneficially owns more than five percent of the Corporation's Common Shares.

         Name of Beneficial Owner or                       Voting and                          Total %
         Identity of Group                              Investment Power                       of Class
         Dean Belbas, Director                             44,520 (1)                             *
         Donald C. Wegmiller, Director                     49,092 (2)                             *
         Seymour J. Mansfield, Director                   155,761 (3)                             1.3
         Demetre M. Nicoloff, M.D., Director              438,150 (4)                             3.6
         Ann M. Possis, Director                          292,502 (5)                             2.4
         Robert G. Dutcher, Director,                     162,195 (6)                             1.3
            President & Chief Executive Officer
         Joseph J. Afryl, Vice President of                24,217 (7)                             *
           Sales & Marketing
         Russel E. Carlson, Vice President of              47,768 (8)                             *
           Finance and Chief Financial Officer
         Irving R. Colacci, Vice President,                52,908 (9)                             *
           Legal Affairs & Human Resources,
           General Counsel and Secretary
         James G. Gustafson, Vice President of             37,467(10)                             *
          Regulatory/Clinical Affairs
         Directors and Executive Officers
            as a Group (11 persons)                     1,382,230(11)                            11.4

(1) Includes 30,491 shares issuable upon exercise of currently exercisable options.
(2) Includes 41,092 shares issuable upon exercise of currently exercisable options.
(3) Includes 35,809 shares issuable upon exercise of currently exercisable options and 13,000 shares owned by children.
(4) Includes 16,615 shares issuable upon exercise of currently exercisable options and 143,000 shares owned by children.
(5) Includes 4,500 shares issuable upon exercise of currently exercisable options, 4,500 shares owned by Ms. Possis' spouse and 196,502 shares owned by the Possis Marital Trust over which Ms.Possis has voting power as co-trustee.
(6) Includes 129,750 shares issuable upon exercise of currently exercisable options.
(7) Includes 22,400 shares issuable
upon exercise of currently exercisable options and 88 shares owned by a child.
(8) Includes 42,925 shares issuable upon exercise of currently exercisable options.
(9) Includes 49,426 shares issuable upon exercise of currently exercisable options.
(10) Includes 34,525 shares issuable upon exercise of currently exercisable options.
(11) Includes 485,183 shares issuable upon exercise of currently exercisable options.

*  Denotes ownership of less than 1% of shares outstanding

                              ELECTION OF DIRECTORS
                               (Proposal Number 1)

     At the Annual Meeting, six Directors will be elected to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

     Unless instructed not to vote for the election of Directors or not to vote for any specific nominee, the Proxy will vote FOR the election as Directors of the six nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, which events are not anticipated, the Proxy may vote for such other person as he, in his discretion, may determine.

     THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE NOMINEES LISTED BELOW BE ELECTED.

     Information Concerning Nominees. The following information concerning principal occupation has been furnished by the nominees. Each of the nominees has held the principal occupation for more than the past five years, unless otherwise indicated.

                                                                                Director        Committee
Director Nominees             Principal Occupation                     Age        Since         Positions

Dean Belbas                   Retired. Former Senior Vice President,    65        1984          Executive and
                              Director of Investor Relations, General                           Compensation
                              Mills, Inc., Minneapolis,                                         Committees
                              Director of Corporate
                              Communications, General Mills, Inc.,
                              Minneapolis, Minnesota.

Donald C. Wegmiller           President and CEO, Management             59        1987          Executive, Audit,
                              Compensation Group/Health Care,                                   and Compensation
                              Minneapolis, Minnesota, since                                     Committees
                              April 1993.  Prior thereto, President
                              & CEO, Health One Corporation,
                              Minneapolis, Minnesota.
                              Director, Minnesota Power & Light
                              Company, HBO & Co.,
                              Medical Graphics Corporation,
                              LifeRate Systems, Inc.,
                              LecTec Corporation.

Seymour J. Mansfield          Shareholder, Mansfield & Tanick, P.A.,    52        1987          Executive,
                              Attorneys, Minneapolis,                                           Audit, and
                              Minnesota.                                                        Compensation
                                                                                                Committees

Demetre M. Nicoloff           Cardiac Surgeon,                          64        1991          Audit and Medical
                              Cardiac Surgical Associates, P.A.,                                Advisory
                              Minneapolis, Minnesota.                                           Committee
                              Director, Optical Sensors, Inc.,
                              Neovision, Inc., Micromedics, Inc.,
                              and Applied Biometrics, Inc.

                                                                                Director        Committee
Director Nominees             Principal Occupation                     Age       Since          Positions

Robert G. Dutcher             President and Chief Executive             52        1993          Executive
                              Officer of the Corporation since                                  Committee
                              October 1993; Executive Vice President
                              from December 1992 to October 1993;
                              President, Possis Holdings, Inc.,
                              since 1987.

Ann M. Possis                 Board Chair of Working Opportunities      37        1993          Audit Committee
                              for Women, St. Paul, Minnesota;
                              Board Member of Planned Parenthood
                              of Minnesota/South Dakota;
                              Director of Development, Voyageur
                              Outward Bound School,  Minneapolis,
                              Minnesota, 1995-1996; Development
                              Associate, Planned Parenthood of
                              Minnesota, 1992-1995.

     Meetings. During fiscal year 1997, the Board of Directors had five regular meetings and one meeting by telephone. Actions were also taken by written consent. All director nominees attended at least 75% of all meetings of the Board and the Committees of which they are members. Committees. The Corporation has established four committees to address the Corporation's business: the Executive Committee met eight times during fiscal year 1997 and is responsible for exercising the authority of the Board during the intervals between meetings of the Board, for performing the functions of a nominating committee, and for formulating and recommending general policies for Board consideration; the Audit Committee met once during fiscal year 1997 and is responsible for reviewing the scope and the results of the annual independent audit of the books and records of the Corporation and to review compliance with all Corporate financial policies as approved by the Board; the Medical Advisory Committee did not meet during fiscal year 1997 and is responsible for providing information and recommendations to the Board on technical medical issues and considerations, as the need arises, that may have an impact on the Corporation's business strategies, policies, and research and development projects; the Compensation Committee met three times during fiscal 1997 and is responsible for reviewing and establishing compensation for officers of the Corporation and administering the Corporation's 1992 Stock Compensation Plan. Director Fees. With the exception of the Chairman of the Board, each outside Director receives $2,000 as an annual retainer. Mr. Wegmiller receives an $8,000 annual retainer as Chairman. Each outside Director also receives $500 for each Board meeting attended and $200 for each teleconference Board meeting attended. Outside Directors sitting on the Executive Committee receive an additional $4,000 annual retainer. All committee chairmen receive an additional $3,000 annual retainer. The chairmen of the Compensation and Audit Committees each also receive $500 per meeting; the members receive $250 per meeting. Total fees of $61,050 were earned by outside Directors during fiscal 1997.

     Pursuant to the Corporation's 1992 Stock Compensation Plan, each outside Director may elect to receive Director fees in the form of discounted stock options. Each Director must make an election on or before June 1 of each year with regard to fees that would otherwise be payable for that calendar year. The exercise price of the options is 50% of the fair market value on the date of grant, which is January 2 of the year following the year for which the fees are earned. Each option becomes exercisable in full six months following the date of grant, is exercisable for 10 years following the date of grant, and is subject to the general restrictions on exercise and transferability applicable to stock options issued to employees. The number of shares subject to each option is calculated by dividing the fees owed to the particular Director by the dollar amount of the discount from fair market value in the exercise price. All outside Directors, with the exception of Ann M. Possis, elected to receive discounted stock options in lieu of cash payment of director fees for calendar year 1997.

     On January 2, 1997, all outside Directors, with the exception of Ms. Possis, received discounted stock options in lieu of cash payments of fees for calendar year 1996. These options were granted pursuant to elections made in May 1996. A total of 5,207 options at an exercise price of $10.0625 were granted. The Corporation's 1992 Stock Compensation Plan provides for the annual grant of options to purchase 3,000 Common Shares to outside Directors. The exercise price of these options must be at least 100% of the fair market value at date of grant. The date of grant is the first business day of each calendar year. The options vest ratably over a four-year period and expire ten years after the date of grant. During fiscal 1996, 18,000 options were granted to outside Directors under this Plan at an exercise price of $20.125.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid for services rendered to the Corporation and its subsidiaries during each of the three fiscal years ended July 31, 1997, 1996 and 1995, to the President and CEO of the Corporation and the Corporation's four other highest paid executive officers who received salary and bonus in excess of $100,000 during fiscal year 1997 ("Named Executive Officers"):

         Name and                          Annual             Long-Term
    rincipal Position         Year      Compensation         Compensation Awards
                                                                         Securities
                                                           Restricted    Underlying      All Other
                                     Salary    Bonus(1)    Stock Award   Options(2)    Compensation (3)
                                      ($)         ($)         ($)         SARs (#)          ($)
    Robert G. Dutcher         1997  145,746     46,300          --         24,000          3,078
       President and CEO      1996  137,720     50,000      29,500 (4)     25,000          3,321
                              1995  124,154     50,000          --         25,000          3,725

    Joseph J. Afryl           1997   91,312     17,400          --         12,700          3,526
      Vice President,         1996   88,624     16,600      59,000 (5)     12,800          3,424
      Sales and Marketing     1995   79,423     19,500          --         15,900            420

    Russel E. Carlson         1997   91,890     19,700          --         14,300          3,440
      Vice President, Finance 1996   87,397     19,400      59,000 (5)     15,100          3,204
      Chief Financial Officer 1995   78,596     19,400          --         16,500          2,358

    Irving R. Colacci         1997   93,890     20,100          --         14,300          3,511
      Vice President,         1996   90,711     19,700       59,000(5)     14,800          3,327
      Legal Affairs & Human   1995   83,258     20,200          --         16,200          2,498
      Resources,  General
      Counsel and  Secretary

    James D. Gustafson        1997   89,890     19,700          --         14,600          3,369
       Vice President,        1996   86,078     19,100       59,000(5)     15,100          3,161
       Quality Systems,       1995   78,139     19,300          --         16,500          2,344
        Regulatory/Clinical
       Affairs

(1) Cash bonuses shown are awarded following end of fiscal year, based on fiscal year performance.
(2) Stock options shown are awarded following end of fiscal year, based on fiscal year performance, and vest over a four-year period.
(3) Includes only Company matching contributions to its 401(k) Plan.
(4) Mr. Dutcher was granted 2,000 shares of restricted stock, of which 1,000 shares vested on June 3, 1996 and 1,000 shares vested on June 3, 1997. No other shares of restricted stock are held, as of the end of fiscal year 1997, by Mr. Dutcher.
(5) Mssrs. Colacci, Afryl, Gustafson and Carlson were each granted 4,000 shares of restricted stock, of which 2,000 shares vested on June 3, 1996 and 2,000 shares vested on June 3, 1997. No other shares of restricted stock are held, as of the end of fiscal year 1997, by these individuals.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning stock option grants to Named Executive Officers during fiscal year 1997.


                                Individual Grants

                      Number of      Percent of
                      Securities       Total                                       Potential Realizable Value
                      Underlying    Options/SARs   Exercise or                     at Assumed Annual Rates of
                     Option/SARs     Granted to     Base Price                     Stock Price Appreciation
        Name         Granted (#)    Employees in      ($/Sh)    Expiration Date(1) for Option Term(2)
                                  Fiscal Year (%)

                                                                                      5% ($)       10% ($)

Robert G. Dutcher       25,000          5.4           18.00      October 14, 2006    283,003       717,184

Joseph J. Afryl         12,800          2.8           18.00      October 14, 2006    144,897       367,198

Russel E. Carlson       15,100          3.3           18.00      October 14, 2006    170,934       433,179

Irving R. Colacci       14,800          3.2           18.00      October 14, 2006    167,538       424,573

James D. Gustafson      15,100          3.3           18.00      October 14, 2006    170,934       433,179

(1) All option grants shown vest in four equal annual installments beginning one year following the October 14, 1996 grant date.

     (2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission (the "SEC") and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning stock option exercises and the value of unexercised options at July 31, 1997, for the Named Executive Officers.

                                                              Number of Securities
                                                                  Underlying          Value of Unexercised
                                                              Unexercised Options     In-The-Money Options
                                                               at Fiscal Year-End    at Fiscal Year-End (1)
                                                                      (#)                     ($)
                           Shares Acquired   Value Realized       Exercisable/            Exercisable/
              Name          Upon Exercise         ($)            Unexercisable           Unexercisable
                                 (#)

       Robert G. Dutcher         6,000           43,500          123,250/48,750          909,563/43,125
       Joseph J. Afryl            --               --            15,225/28,475           82,266/27,422
       Russel E. Carlson          --               --            35,025/29,975           185,263/21,563
       Irving R. Colacci          --               --            41,676/29,450           289,940/21,563
       James D. Gustafson         --               --            26,625/29,975           141,563/21,563

(1) The dollar values shown are calculated by determining the difference between the fair market value of the common stock underlying the options at fiscal year-end and the exercise price of the options.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee") consists of three independent outside directors. The Committee is responsible for setting salaries for officers and for granting incentive awards and stock-based compensation to officers and other key employees.

Compensation Philosophy

     Compensation decisions for fiscal 1997 continued to be guided by the general compensation philosophy adopted by the Committee in 1993, as supplemented by an Incentive Compensation Plan adopted in concept by the Committee in October 1994 and implementation of an expanded stock option program for all employees in April 1997. The Corporation's compensation program is intended to attract and retain the highest quality personnel possible consistent with the Corporation's resources. Recent initiatives reflect the need to increase levels of compensation in the face of a tightening job market, particularly for engineering personnel and other highly skilled employees necessary for the Corporation's continuing growth.

     Compensation of management personnel continues to be based on four types of compensation: (a) base salaries; (b) cash and/or stock bonuses; (c) stock options; and d) restricted stock.

(a)  Base Salaries

     Base salaries continue to be determined and adjusted consistent with policies and procedures applied in past years, with a recognition that the tightening job market and the commencement of commercialization of one of the Corporation's products compels a more competitive approach to compensation decisions. Base salaries for officers are intended to be competitive with salaries offered by other emerging medical device companies. Emerging companies continue to be used for comparison purposes because, although during 1997 the Corporation began commercialization of its initial products, the Corporation does not expect to achieve profitability until fiscal year 1999 and most of its products remained in clinical testing in the United States and achieved only limited initial sales outside of the United States. In the absence of meaningful revenues and profitable operations, the Corporation does not have the financial resources to match salaries offered by larger and profitable medical companies. By augmenting base salary with equity-based compensation, and by increasing base salaries as necessary to retain skilled personnel, the Corporation seeks to continue to attract and retain quality technical and management personnel despite limited financial resources. Annual increases in base salaries for existing officers are generally limited to cost-of-living adjustments. Larger increases are given, as appropriate, to reflect changes in job responsibility and authority, or to internally balance the salary structure among the executive officer group. Because no officer-level personnel were hired during fiscal year 1997, base salary changes were limited to internal balancing adjustments and a cost-of-living increase on January
1, 1997.

     Prior to granting salary increases to officers for 1997, the Corporation evaluated salary survey information from the medical device industry as well as officer-level salaries in industry generally. Based on this information, it was determined that executive management personnel, at the current stage of the Corporation's development, should continue to be compensated at substantially equivalent levels as between the various functional departments. Salary increases were, therefore, designed to maintain the base salaries of all existing officers, with the exception of the President/CEO, to within 4% of each other. Increases ranged from 4.5% to 5.8%. As functional responsibilities develop in response to the Corporation's growth, more divergent salary levels are expected.

(b)  Bonuses

     The Incentive Compensation Plan that provides objective guidelines for determining total and individual bonus awards was approved in concept by the Committee in October 1994 and continues to guide incentive awards for performance during fiscal year 1997. Cash bonuses are awarded annually and are used to reward officers and other key employees for achievement of corporate financial and technical milestones, as well as for individual performance. Cash bonuses were awarded in September 1997 to 37 employees (excluding the CEO) to reward fiscal year 1997 performance. The awards were based on a Committee-approved total pool available for awards. The size of the awards actually granted was determined by corporate performance and apportioned based on management's evaluation of performance by individual key employees. These awards totaled $160,800, a modest increase over the $148,200 awarded to four fewer employees one year ago.

(c)  Stock Options

     Stock options under the Corporation's 1992 Stock Compensation Plan are intended as incentive compensation and have historically been granted annually to officers and other key employees based on the Corporation's financial performance and achievement of technical and regulatory milestones. Stock option awards in the amount of 143,800 shares to a total of 37 employees (excluding the CEO) were approved September 1997 to reward performance during fiscal year 1997, a modest increase of 4 employees and 7,700 shares over awards for fiscal year 1996.

     In April 1997, the Corporation expanded its stock option program as a way to compensate all employees more competitively with other companies in an increasingly tight job market without utilizing cash. The Corporation implemented a program that awards Incentive Stock Options that vest over a four-year period to all employees (excluding officers and sales representatives), in amounts of from 750 shares to 3,000 shares depending on each employee's position and salary level. These grants were made to all existing eligible employees in April 1997 and will be made to all eligible new hires for the foreseeable future.

(d)  Restricted Stock

     The fourth component of the Corporation's compensation system is a restricted stock program instituted in June 1993, primarily as a vehicle to retain key officers. Prior to fiscal year 1996, restricted stock had been granted to the CEO and two vice presidents. In February 1996, Restricted Stock awards of 4,000 shares each were granted to the four existing officers not previously granted a Restricted Stock Award. These grants operated to substantially equalize the compensation paid to all officers, other than the President/CEO, and to bring their total compensation packages more in line with compensation offered by other medical device companies. Based on its assessment of the need to utilize this form of equity compensation to retain key employees other than officers, in light of the Corporation's financial resources and ability to compete with compensation packages offered by other medical companies, the Corporation expanded its Restricted Stock Program to include additional key employees. In September 1997, the Corporation granted a total of 44,250 shares of Restricted Stock to a total of 23 officers (excluding the CEO) and key management personnel. These grants are prospective in that they are not based on past performance, are contingent on continual employment with the Corporation, and vest in equal installments over the next 3 years.

CEO Compensation

     Robert G. Dutcher, as CEO of the Corporation, participates in the general compensation program of the Company, as described above, along with all other key employees. At the time of his assumption of responsibilities as CEO in 1993, Mr. Dutcher's base salary was set at a level determined by the Committee to be appropriate for his level of experience and performance as an officer of the Corporation. During 1997, Mr. Dutcher's base salary was increased 7.2% to reflect a cost-of living increase and to recognize favorable corporate and individual performance. Mr. Dutcher received a cash bonus equal to approximately 35% of base salary and a grant of 25,000 stock options in October 1996 to reward fiscal year 1996 performance. The committee awarded a cash bonus of $46,300 and 24,000 stock options to Mr. Dutcher in September 1997 to reward corporate and individual performance during fiscal year 1997. A grant of 12,000 shares of Restricted Stock was awarded in September 1997 as part of the restricted stock program implemented for officers and other key management personnel as described in the Restricted Stock section above. These cash, stock option and stock awards reflect the Committee's judgment as to Mr. Dutcher's individual performance and the overall performance of the Corporation in commencing commercialization and achieving regulatory and technical milestones.

     At this time the Committee has no formal, written plan for CEO compensation separate and apart from the Corporation's general compensation philosophy and the Incentive Compensation Plan. Until a plan specific to the CEO is developed, CEO compensation will be based on corporate and individual performance measured against established guidelines and objectives, consistent with guidelines applicable to all key employees. Current guidelines and objectives are contained in the Corporation's 1998-2001 Strategic Plan, as approved by the Board.


                                    Compensation Committee
                                    of the Board of Directors

                                    Seymour J. Mansfield, Chairman
                                    Donald C. Wegmiller
                                    Dean Belbas

PERFORMANCE GRAPH

     Set forth below is a graph showing the five-year cumulative return through July 31, 1997 of Possis Medical, Inc. Common Stock as compared with Standard and Poor's Medical Products and Supplies Index and Standard and Poor's 500 Stock Index. This information assumes a base point at July 31, 1992 of $100.00 and the reinvestment of all dividends.

                                                                              Annual Return Percentage
                                                                                    Years Ending
Company \ Index Name                                             July93    July94    July95     July96    July97

POSSIS MEDICAL INC.                                               20.00    -38.10     113.46      9.91     -5.74
S & P 500 COMP-LTD                                                 8.73      5.16      26.11     16.57     52.14
HLTH CARE 9MED PDS & SUPP) - 500                                 -26.46      8.15      58.37     15.28     55.17

                                                                                   Indexed Returns
                                                        Base
                                                       Period    Return   Return     Return    Return     Return
Company \ Index Name                                   July92    July93    July94    July95     July96    July97

POSSIS MEDICAL INC.                                    100.00    120.00     74.29    158.57     174.29    164.29
S & P 500 COMP-LTD                                     100.00    108.73    114.34    144.19     168.08    255.72
HLTH CARE (MED PDS & SUPP) - 500                       100.00     73.54     79.53    125.96     145.20    225.30





                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Mr. Seymour J. Mansfield, a Director of the Corporation, is a shareholder in a law firm that performs legal services for the Corporation from time to time. The amount of fees paid by the Corporation during fiscal 1997 to Mr. Mansfield's law firm does not exceed five percent of that firm's gross revenues for its last full fiscal year.


             SECTION 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that Executive Officers and Directors of the Corporation and persons who own more than 10% of a registered class of the Corporation's equity securities file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 1997 and written representations from certain reporting persons, the Corporation believes that all filing requirements applicable to its Executive Officers and Directors have been complied with. The Corporation is aware of no person who owns more than 10% of the Corporation's Common Shares.

                         AMENDMENT OF THE CORPORATION'S
                          1992 STOCK COMPENSATION PLAN
                                (Proposal No. 2)

     The Corporation's Board of Directors has approved, subject to shareholder approval, an amendment to the Possis Medical, Inc., 1992 Stock Compensation Plan (the "Plan") to increase the number of shares added to the Plan each year from 2% to 3% of the total number of shares outstanding and to increase the maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options ("ISOs") to 2,000,000 shares. The following description of the Plan is qualified in its entirety by the full text thereof, copies of which may be obtained without charge upon written request to Mr. Irving R. Colacci, the Corporation's Secretary.

     The Board of Directors adopted the Plan on August 6, 1992. The shareholders approved the Plan on December 9, 1992. The Corporation initially reserved a total of 600,000 shares of its Common Stock (subject to adjustment from time to time for stock splits or dividends) for issuance upon the exercise of options or other awards granted pursuant to the terms of the Plan. The Plan limited the number of ISOs that could be granted under the Plan to 350,000 shares. In addition, 1% of the total number of shares outstanding were to be added to the Plan annually. On December 6, 1995, the Corporation's shareholders approved an amendment to the Plan that increased the maximum number of shares of common stock that may be issued as ISOs to 1,000,000 shares and the number of shares added to the Plan each year from 1% to 2% of the total number of shares outstanding. The total number of shares reserved and available for distribution under the Plan is thereby increased annually on January 2 by 2% of the number of shares outstanding at July 31 of the prior year. Of the 1,000,000 shares available for issuance pursuant to ISOs, as of the end of fiscal year 1997, 856,750 were reserved for issuance pursuant to currently outstanding ISO grants.

     The purpose of the Plan is to enable the Corporation to retain and reward employees, directors, officers, advisors and consultants and to strengthen the mutuality of interests between such individuals and the shareholders by offering performance-based stock incentives and other equity or equity-based compensation. Directors, officers, highly compensated employees, advisors, and consultants of the Corporation and any subsidiary, parent or affiliate are eligible to receive awards under the Plan as determined by the Compensation Committee. The increase in the number of shares available under the Plan is necessary due to the expected growth of the Corporation, an increase in the number of employees eligible for awards under the Plan and increasing competition for the services of current and future employees. The fair market value of the Corporation's Common Stock on October 17, 1997 was $14.00 per share. A description of the provisions of the Plan follows:

     Administration. The Plan is administered by a Committee of at least two "disinterested" members of the Board of Directors. Current administration is by the Compensation Committee, all members of which qualified as "disinterested persons" for purposes of SEC Rule 16b-3.

     Types of Compensation. The Plan authorizes awards of the following types of equity-based compensation: Incentive Stock Options (ISOs); Non-Qualified Stock Options (NQSOs); Stock Appreciation Rights (SARs); Restricted Stock; Deferred Stock; Annua1 Grants of Stock Options to Directors: Stock Options to Directors in Lieu of Compensation for services rendered as Directors; and Other Stock-Based Awards valued in whole or in part by reference to stock of the Corporation. No ISOs may be granted on or after August 1, 2002, nor shall such options remain valid beyond ten years following the date of grant. The following describes each type of award in greater detail:

     1. Stock Options. Incentive Stock Options ("ISOs") and Non-Qualified Stock Options ("NQSOs") may be granted for such number of shares as the Committee will determine and may be granted alone, in addition to, or in tandem with other awards under the Plan.

     Stock options will be exercisable at such times and subject to such terms and conditions as the Committee will determine and over a term to be determined by the Committee, which term will be no more than ten years after the date of grant. The option price for any ISO will not be less than 100% of the fair market value of the Corporation's common stock as of the date of grant. The option price for any NQSO will not be less than 80% of the fair market value of the Corporation's common stock as of date of grant. Payment of the option price may be in cash, check, note (if approved by the Board), or such other instrument or method as the Committee may accept, including Restricted or Deferred Stock subject to an award under the Plan, exercise of a SAR granted under the plan, or through delivery of stock acquired by successive exercises of the ISO or NQSO.

     Upon termination of an employee for a reason other than death, disability, or retirement, stock options remain exercisable for three months following such termination or until the end of the option period, whichever is shorter. Upon the disability of the employee, stock options are exercisable within the lesser of the remainder of the option period or one year from the date of disability. Upon the retirement of the employee consistent with the retirement policy of the Corporation, stock options other than ISOs are exercisable within the lesser of the remainder of the option period or five (5) years from the date of retirement.

     Stock options are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. Upon the death of an employee, stock options are exercisable by the deceased employee's representative within the lesser of the remainder of the option period or one year from the date of the employee's death. Unless otherwise determined by the Committee, only options which are exercisable on the date of termination, death, disability, or retirement may be subsequently exercised.

     2. Stock Appreciation Rights. Stock Appreciation Rights ("SARs") may be granted either alone or in addition to other awards granted under the Plan and may, but need not, relate to all or part of any stock option granted under the Plan. SARs may be exercised in accordance with procedures established by the Committee as set forth in the applicable award agreement, subject to specific restrictions contained in the Plan, such as: SARs shall not be transferable except under the laws of descent and distribution or pursuant to a qualified domestic relations order; upon exercise of a SAR, any related option shall be deemed to have been exercised; and the Committee, in its discretion, may determine at the time of grant the amount to be paid upon exercise in the event of a "change in control" of the Corporation.

     3. Restricted Stock. Restricted stock may be granted alone, in addition to, or in tandem with other awards under the Plan, and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The provisions attendant to a grant of restricted stock may vary from participant to participant.

     During the restriction period, the employee may not sell, transfer, pledge or assign the restricted stock. The certificate evidencing the restricted stock will remain in the possession of the Corporation until the restrictions have lapsed.

     Upon the termination of the employee's employment for any reason during the restriction period, all restricted stock either vests or is subject to forfeiture, in accordance with the terms and conditions of the initial award. During the restriction period, the employee has the right to vote the restricted stock and to receive any cash dividends. At the time of the award, the Committee may require the deferral and reinvestment of any cash dividends in the form of additional shares of restricted stock. Stock dividends are treated as additional shares of restricted stock and are subject to the same terms and conditions as the initial grant.

     4. Deferred Stock Deferred stock may be granted alone, in addition to, or in tandem with other awards under the Plan, and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The provisions attendant to a grant of deferred stock may vary from participant to participant.

     In making an award of deferred stock the Committee determines the periods during which the stock is subject to forfeiture and grants such stock without payment therefor. Upon vesting, the award is settled in shares of the Corporation's common stock.

     During the deferral period as set by the Committee, the employee may not sell, transfer, pledge or assign the deferred stock award. At the end of the deferral period, shares of common stock equal to the number covered by the award of deferred stock are delivered to the employee.

     Upon the termination of the employee's employment for any reason during the deferral period, all deferred stock either vests or is subject to forfeiture, in accordance with the terms and conditions of the initial award.

     During the deferral period, and as determined by the Committee at the time of award, amounts equivalent to any dividends that would have been paid had the shares of deferred stock covered by a given award been issued will be paid to the employee, or deemed reinvested in additional shares of deferred stock. Deferred stock will carry no voting rights until such time as the stock is actually issued.

     5. Annual Stock Options to Directors. Directors of the Corporation who are not otherwise employees are granted annually, on January 2nd, options to purchase 3,000 shares of the Corporation's common stock. The option price is not less than 100% of the fair market value of the Corporation's common stock as of the date of grant. Each option becomes exercisable in annual increments of 750 shares beginning on the first annual anniversary of the date of grant, is exercisable for ten years following the date of grant and is subject to the same terms and conditions as apply to other stock options granted under the Plan.

     6. Stock Options to Directors in Lieu of Fees. On or before June 1 of each year, each director who is not otherwise an employee of the Corporation is permitted to elect to receive fees that would otherwise be due for services rendered that year as a director in the form of discounted stock options. The exercise price of each option is 50% of the fair market value of the Corporation's common stock on the date of grant. The difference between 100% and 50% of the fair market value of the Corporations common stock on the date of grant times the number of options granted equals the fees that would otherwise be due for services for the year immediately preceding the date of grant. The date of grant is January 2. Each option becomes exercisable in full six months following the date of grant, is exercisable for ten years following the date of grant and is subject to the same additional terms and conditions as apply to other stock options granted under the Plan.

     7. Other Stock-Based Awards. The Committee may also grant other types of awards that are valued, in whole or in part, by reference to or otherwise based on the Corporation's common stock. These awards may be granted alone, in addition to, or in tandem with stock options, SARs, restricted stock or deferred stock granted under the Plan. Such awards will be made upon terms and conditions as the Committee may in its discretion provide.

     Number of Shares. The total number of shares of stock reserved and available for distribution under the Plan initially was 600,000 shares of Stock, a maximum of 350,000 of which could be issued as Incentive Stock Options. The total number of shares of Stock reserved and available for distribution under the Plan is increased annually on January 2 by 2% of the number of shares of the Corporation's common stock outstanding at July 31 of the prior year. As of the end of fiscal year 1997, 242,902 shares remained eligible for issuance under the Plan.

     The following table lists the number of stock grants and option grants issued to the Corporation's current named Executive Officers, Directors as a group, and non-officer and former employees as a group from the inception of the Plan.


                  Name and Position                                     Stock Grants       Options Granted
         Robert G. Dutcher.............................................   21,553                 92,000
            Chief Executive Officer, President and Director
         Joseph J. Afryl, Vice President...............................    4,567                 43,700
            Sales and Marketing
         Russel E. Carlson, Vice President.............................    5,776                 53,600
            Finance and Chief Financial Officer
         Irving R. Colacci, Vice President.............................    5,276                 53,000
            Legal Affairs & Human Resources, General Counsel and
            Secretary
         James D. Gustafson, Vice President............................    5,064                 56,600
            Quality Assurance and Regulatory/Clinical Affairs
         Directors as a Group..........................................     --                  130,320
         Employees as a Group..........................................   33,142                623,150
         (excluding above-named persons)


     Eligibility. Under the Plan, only employees are eligible to be granted Incentive Stock Options ("ISOs") that are intended to qualify as ISOs pursuant to the Internal Revenue Code. All other grants under the Plan are granted to officers, advisors, consultants, and highly compensated employees subject to restrictions as stated in the Plan relating to specific types of grants. Directors are eligible to receive grants only under the Section of the Plan pertaining specifically and exclusively to Directors' Options.

     Amendment and Termination. The Plan may be amended, altered, discontinued, or terminated by the Board of Directors, except that the Board may not, without the approval of the Corporation's shareholders, increase the number of shares reserved for purposes of the Plan, authorize an increase in the total number of shares reserved for issuance upon exercise of Incentive Stock Options, change the individuals or class of individuals eligible to participate in the Plan, extend the maximum option period provided under the Plan, revise the terms of annual option grants to directors, grant Incentive Stock Options at less than 100% of the fair market value of the stock on the date of grant, permit the issuance of stock prior to payment in full therefor, or impair the rights of a Participant under any award therefore granted.

     Change in Control. In the event of a "Change in Control" of the Corporation, as defined in the Plan, any award, unless provided to the contrary in the related Award Agreement, shall become fully exercisable and vested. The value of all outstanding awards may, at the Committee's discretion, be cashed out on the basis of the "Change in Control Price" as defined in the Plan.

     Federal Income Tax Consequences of Stock Purchase Rights. The following is a brief summary of the Federal income tax aspects of awards under the Plan based on Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     1. Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If common stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: a) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a mid-term or long-term capital gain, and any loss sustained will be a mid-term or long-term loss depending upon whether the holding period thereof is more than 18 months; and b) no deduction will be allowed to the Corporation for Federal income tax purposes. The exercise of an ISO may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

     If common stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares; and b) the Corporation will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term, mid-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Corporation.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

     2. Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options: a) no income is realized by the participant at the time the option is granted; b) generally, upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise (the Corporation will be entitled to a tax deduction in the same amount); and c) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term, mid-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

     3. Stock Appreciation Rights. No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any shares received. The Corporation will be entitld to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives common stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under "Non-Qualified Stock Options."

     4. Restricted Stock. A participant receiving restricted stock generally will not recognize income at the time the restricted stock is granted, and will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. A participant may elect, however, under
Section 83(b) of the Internal Revenue Code, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant may be entitled to a loss for tax purposes only in an amount equal to the tax basis of the forfeited shares. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term, mid-term or short-term capital gain or loss generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. If, however, the participant makes an election under Section 83(b), the holding period will commence on the date of grant and the tax basis will be equal to the fair market values of shares on such date (determined without regard to restrictions). The Corporation generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

     5. Deferred Stock. A participant receiving deferred stock generally will be subject to tax at ordinary income rates on the fair market value of the deferred stock on the date that the stock is distributed to the participant. The capital gain or loss holding period for such stock will also commence on that date. The Corporation generally will be entitled to a deduction in the amount that is taxable as ordinary income to the participant.

     6. Dividends and Dividend Equivalents. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Corporation. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Corporation. If dividend equivalents are credited with respect to deferred stock awards, the participant will realize ordinary income when the dividend equivalents are paid and the Corporation will be able to take a deduction at that time.

     7. Other Stock Based Awards. The Federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award, may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted stock, or an award of deferred stock.

     The affirmative vote of a majority of the Common Stock outstanding on the record date and present in person or by proxy at the Annual Meeting is required for approval of the proposed amendment to the Plan.

     THE BOARD OF DIRECTORS OF THE CORPORATION UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 2 TO APPROVE AMENDMENT OF THE PLAN, AND THE ENCLOSED PROXY WILL BE SO VOTED UNLESS A CONTRARY SPECIFICATION IS MADE.

                            APPROVAL OF AMENDMENT TO
                          EMPLOYEE STOCK PURCHASE PLAN
                               (Proposal Number 3)

     The Board of Directors is recommending to the shareholders the approval of an amendment to the Corporation's 1991 Employee Stock Purchase Plan (the "Purchase Plan"). The purpose of the Purchase Plan is to encourage equity ownership by all employees by providing an opportunity to purchase the Corporation's Common Shares at an attractive price. The proposed amendment shortens the eligibility waiting period so that full-time employees as of the first day of each Purchase Plan Year shall be eligible to participate in the Purchase Plan for that year. Currently, an additional one-year waiting period is imposed.

     The Purchase Plan was approved by the shareholders and became effective as of January 1, 1991. The Purchase Plan has been previously amended, effective December 11, 1996, to require a $20 minimum payroll deduction per pay period and to require that at least 25 shares of stock be purchased during any Purchase Period. These amendments did not require shareholder approval. The Purchase Plan has no expiration date. A summary of the Purchase Plan follows, but this summary is qualified in its entirety by reference to the full text of the Purchase Plan, which is available by written request to Irving R. Colacci, Secretary, at the Corporation's address.

     Number of Shares. The Purchase Plan is authorized to issue 300,000 of the Corporation's Common Shares ("Stock"), a number equal to approximately 2-1/2% of the Corporation's Common Shares outstanding as of July 31, 1997. Stock issued under the Purchase Plan consists of authorized and unissued shares. If Stock subject to a purchase right under the Purchase Plan ceases to be subject to such purchase right, such Stock will again be available for future distribution under the Purchase Plan. Through Purchase Plan Year 1996, a total of 86,950 shares have been issued under the Purchase Plan.

     Stock Purchase Rights. The Purchase Plan provides for the grant of rights to purchase Stock through payroll deductions of no less than $20 per pay period. The purchase price for such Stock is 85% of the lower of (a) the closing price of the Stock as reported on the Nasdaq/National Market System (NASDAQ/NMS) on the first business day of the Purchase Period or (b) the closing price of the Stock as reported on NASDAQ/NMS on the last business day of the Purchase Period. Each Purchase Period is the period from January 1 to the next following December
31. On October 6, 1997, the closing price of the Stock as reported on NASDAQ/NMS was $13.94.

     No right is deemed to be granted under the Purchase Plan to any employee if such grant would permit the employee to purchase in any calendar year a number of shares of Stock under the Purchase Plan and all other stock purchase plans, if any, of the Corporation exceeding $25,000 in fair market value (determined as of the date of grant). No employee is permitted to purchase more than 200 shares per $10,000 of such employee's Annual Compensation (as defined in the Purchase
Plan). The Purchase Plan requires a minimum purchase of 25 shares.

     Participation. Grants of stock purchase rights are made to all employees eligible under the terms of the Purchase Plan effective January 1 of each year. Under the proposed amended Purchase Plan, employees are eligible to participate in the Purchase Plan if they are employed on the first day of the Purchase Plan Year, except that no employee who is employed fewer than 20 hours per week for fewer than five months in any calendar year, or who, immediately after a right to purchase is granted, owns stock possessing 5% or more of the total combined voting power of the Corporation (or any parent or subsidiary), including stock that the employee may purchase pursuant to any outstanding options, is eligible. As of September 1, 1997, the Corporation had 171 employees eligible for stock purchase rights under the Purchase Plan beginning with the 1998
Purchase Plan Year.

     Administration. The Purchase Plan is administered by a Committee of three individuals appointed by the Board.

     Amendment and Termination. The Purchase Plan may be amended or terminated by the Board of Directors, except that the Board may not, without the approval of the Corporation's shareholders, increase the number of shares available for issuance under the Purchase Plan, extend the right to exercise a stock purchase right to a date more than five years from the date of grant, change the class of employees eligible to receive awards under the Purchase Plan, increase the maximum number of shares that may be purchased by an employee, or decrease the purchase price below the amount described therein. The proposed amendment herein changes the class of employees eligible to receive awards.

     Adjustment. In the case of a stock split, stock dividend, consolidation, recapitalization, merger, reorganization, or other change in the Corporation's structure affecting the Stock, appropriate adjustments will be made by the Board, in its sole discretion, in the number of shares reserved under the Purchase Plan and in the number of shares covered by options then outstanding under the Purchase Plan and, where applicable, the exercise price for such options.

     Federal Income Tax Aspects. The following is a brief summary of the federal income tax aspects of the stock purchase rights that may be granted under the Purchase Plan based upon federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     The Stock purchased pursuant to the stock purchase rights is intended to be eligible for the favorable tax treatment provided by Section 423 of the Internal Revenue Code of 1986 (the "Code"). A participant realizes no income upon the grant of the stock purchase rights and no income upon purchase of shares pursuant to stock purchase rights if no disposition of the shares purchased is made within two years after grant of the right and within one year after purchase and at all times during the period beginning with the date of participation and ending three months before acquiring shares as an employee of the Corporation. The Corporation is not entitled to any deduction. After satisfying the foregoing holding period, upon disposition of shares acquired, the participant recognizes ordinary income on the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the purchase right (the "right price") or (b) the excess of the fair market value of the shares at the time the purchase right was granted over an amount equal to what the right price would have been if it had bee computed as of the date of the grant of the purchase right. Any further gain upon such disposition will be treated as long-term capital gain. The Corporation receives no deduction for the amount recognized as ordinary income.

     Conclusions and Recommendations. The Board of Directors believes it is in the interests of the Corporation and its shareholders to approve the proposed amendment to make the Purchase Plan more attractive as a recruitment and retention tool in a period of increasing competition for qualified employees.

     The affirmative vote of the holders of a majority of the Common Shares present and voting is necessary for approval of the proposed amendment to the Stock Purchase Plan. All Proxies not voted against the approval of the Purchase Plan or abstaining from voting will be voted for approval of the proposed amendment.

     THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE EMPLOYEE STOCK PURCHASE PLAN.

                      APPOINTMENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS
                               (Proposal Number 4)

     Deloitte & Touche LLP, independent certified public accountants, have been auditors of the accounts of the Corporation since July 31, 1960. They have been appointed by the Board of Directors of the Corporation for the purpose of auditing the Corporation's accounts in the current fiscal year. Shareholder approval of such appointment is requested. The Board of Directors considers such accountants to be well qualified.

     Representatives of the firm of Deloitte & Touche LLP will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, they will be available to respond to appropriate questions.

     In the event that the appointment of Deloitte & Touche LLP should not be approved by shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time either this fiscal year or the next.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP. The enclosed Proxy will be so voted unless a contrary specification is made.



                              SHAREHOLDER PROPOSALS

     A shareholder proposal to be presented at the Corporation's 1998 Annual Meeting must be received at the Corporation's executive offices, 9055 Evergreen Boulevard N.W., Minneapolis, Minnesota 55433-8003, no later than July 3, 1998, for evaluation as to inclusion in the Corporation's Proxy Statement in connection with such meeting.

                                  MISCELLANEOUS

     The Board of Directors is aware of no matter, other than as described in the Notice, that will be presented for action at the Meeting. If, however, other matters do properly come before the Meeting, it is the intention of the person named in the Proxy to vote the proxied shares in accordance with his best judgment on such matters.



                                  OTHER MATTERS

     A copy of the Corporation's Annual Report on Form 10-K may be obtained without charge by any beneficial owner of the Corporation's Common Shares on the record date upon written request addressed to Russel E. Carlson, Vice President, Finance and Chief Financial Officer, Possis Medical, Inc., 9055 Evergreen Boulevard N.W.,
Minneapolis, Minnesota 55433-8003.


                                 By Order of the Board of Directors


                                 IRVING R. COLACCI,
                                 Secretary

Dated:  November 5, 1997
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